Exhibit 4(b)


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                               OHIO POWER COMPANY

                                       TO

                      DEUTSCHE BANK TRUST COMPANY AMERICAS
                                   AS TRUSTEE



                          SECOND SUPPLEMENTAL INDENTURE
                               DATED JULY 11, 2003


                                  $225,000,000

                     6.375% SENIOR NOTES, SERIES I, DUE 2033

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      THIS SECOND SUPPLEMENTAL INDENTURE is made the 11th day of July, 2003, between OHIO POWER COMPANY, a corporation duly organized and existing under the laws of the state of Ohio (herein called the "Company"), having its principal office at 1 Riverside Plaza, Columbus, Ohio 43215 and Deutsche Bank Trust Company Americas (formerly Bankers Trust Company), a national banking association, duly organized and existing under the laws of the United States, having its principal corporate trust office at 60 Wall Street, New York, New York 10005, as Trustee (herein called the "Trustee").

                              W I T N E S S E T H:

      WHEREAS, the Company has heretofore entered into an Indenture, dated as of September 1, 1997 (the "Original Indenture"), with the Trustee; and

      WHEREAS, the Original Indenture is incorporated herein by this reference and the Original Indenture, as supplemented by this Second Supplemental Indenture, is herein called the "Indenture"; and

      WHEREAS, under the Original Indenture, a new series of unsecured notes (the "Senior Notes") may at any time be established by the Board of Directors of the Company in accordance with the provisions of the Original Indenture and the terms of such series may be described by a supplemental indenture executed by the Company and the Trustee; and

      WHEREAS, the Company proposes to create under the Indenture a series of Senior Notes to be designated the "6.375% Senior Notes, Series I, due 2033" (the "Series I Notes"), the form and substance of the Series I Notes and the terms, provisions and conditions thereof to be set forth as provided in the Original Indenture and this Second Supplemental Indenture; and

      WHEREAS, concurrently with the issuance of the Series I Notes, the Company proposes to create under the Indenture a series of Senior Notes to be designated the "4.85% Senior Notes Series H, due 2014" (the "Series H Notes"), the form and substance of the Series H Notes and the terms, provisions and conditions thereof to be set forth as provided in the Original Indenture and the First Supplemental Indenture; and

      WHEREAS, additional Senior Notes of other Series hereafter established, except as may be limited in the Original Indenture as at the time supplemented and modified, may be issued from time to time pursuant to the Original Indenture as at the time supplemented and modified; and

      WHEREAS, all conditions necessary to authorize the execution and delivery of this Second Supplemental Indenture and to make it a valid and binding obligation of the Company have been done or performed;

      NOW, THEREFORE, in consideration of the agreements and obligations set forth herein and for other good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

                                    ARTICLE I
                             Additional Definitions

SECTION 1.01.   Definitions

           The following defined terms used herein shall, unless the context otherwise requires, have the meanings specified below. Capitalized terms used herein for which no definition is provided herein shall have the meanings set forth in the Original Indenture.

      "Company" means Ohio Power Company, an Ohio corporation and also includes the Ohio Power Company's successors and permitted assigns.

      "Closing Date" shall mean July 11, 2003, the initial date of delivery of the Senior Notes from the Company to the Underwriters.

      "Legal Separation" shall mean the transfer of the Company's Transmission and Distribution Business to Ohio Wires.

      "Ohio Wires" shall mean Ohio Wires LLC, a to-be-formed Ohio company and the affiliate company to which the Company may transfer its Transmission and Distribution Business.

      "Ohio Wires Exchange Offer" shall mean the offer by Ohio Wires, upon Legal Separation, to the holders to exchange all of the Senior Notes held by each such holder for a like amount of Ohio Wires Notes.

      "Ohio Wires Notes" shall mean notes of Ohio Wires which are identical in all material respects to the Senior Notes and are registered under the Securities Act.

      "Ohio Wires Registration" shall mean a registration under the Securities Act effected pursuant to the section entitled `Legal Separation' hereof.

      "Ohio Wires Registration Statement" shall mean an exchange offer registration statement on Form S-4 (or, if applicable, on another appropriate form) of Ohio Wires as provided in the section entitled `Legal Separation' hereof and all amendments and supplements to such registration, in each case including the Prospectus contained therein, all exhibits thereto and all documents incorporated by reference therein.

      "Series I Initial Redemption Date" shall mean July 15, 2013.

      "Transmission and Distribution Business" means the transmission and distribution assets of the Company.

                                   ARTICLE II
                                 Series I Notes

           SECTION 2.01.  Establishment

           The Series I Notes shall be designated as the Company's "6.375% Senior Notes, Series I, due 2033".

           SECTION 2.02.  Aggregate Principal Amount

           The Trustee shall authenticate and deliver Series I Notes for original issue on the Original Issue Date in the aggregate principal amount of $225,000,000 upon a Company Order for authentication and delivery thereof and satisfaction of Section 2.01 of the Original Indenture. The aggregate principal amount of the Series I Notes shall be initially limited to $225,000,000 and shall be subject to Periodic Offerings pursuant to Article Two of the Original Indenture. All Series I Notes need not be issued at the same time and such series may be reopened at any time, without the consent of any Holder, for issuances of additional Series I Notes. Any such additional Series I Notes will have the same interest rate, maturity and other terms as those initially issued. The Series I Notes shall be issued in definitive fully registered form.

           SECTION 2.03.  Maturity and Interest

(i) The Series I Notes shall mature on, and the date on which the principal of the Series I Notes shall be payable (unless earlier redeemed) shall be July 15, 2033;

(ii) The interest rate at which the Series I Notes shall bear interest shall be 6.375% per annum; provided, however, that a special interest premium shall accrue on the Series I Notes under certain circumstances as provided in clause (iii) below; interest shall accrue from the date of authentication of the Series I Notes; the Interest Payment Dates on which such interest will be payable shall be January 15 and July 15, and the Regular Record Date for the determination of holders to whom interest is payable on any such Interest Payment Date shall be the January 1 or July 1 preceding the relevant Interest Payment Date; provided that the first Interest Payment Date shall be January 15, 2004 and interest payable on the Stated Maturity or any redemption date shall be paid to the Person to whom principal shall be paid; each payment of interest shall include interest accrued through the day before the Interest Payment Date;

(iii) Special interest premium shall accrue on the Series I Notes over and above the interest rate set forth herein in accordance with Section 2.08.

           SECTION 2.04.  Optional Redemption

           The Series I Notes shall be redeemable at the option of the Company, in whole or in part at any time, upon not less than thirty but not more than sixty days' prior notice given by mail to the registered owners of the Notes (i) prior to the Series I Initial Redemption Date at a redemption price equal to the greater of (1) 100% of the principal amount of the Series I Notes being redeemed and (2) the sum of the present values of the remaining scheduled payments of principal and interest on the Series I Notes being redeemed to the Series I Initial Redemption Date (for purposes of this calculation, the remaining scheduled payment of principal is deemed payable on the Series I Initial Redemption Date and the remaining scheduled payments of interest are those interest payments payable on or before the Series I Initial Redemption Date) (excluding the portion of any such interest accrued to the date of redemption) discounted (for purposes of determining present value) to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined below) plus 25 basis points and (ii) at any time on or after the Series I Initial Redemption Date, prior to maturity, at a redemption price of 100% of the principal amount of the Series I Notes being redeemed, plus, in each case, accrued interest thereon to the date of redemption.

                "Treasury Rate" means, with respect to any redemption date, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.

                "Comparable Treasury Issue" means the United States Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term of the Series I Notes to the Series I Initial Redemption Date that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the Series I Notes.

                "Comparable Treasury Price" means, with respect to any redemption date, (i) the average of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) on the third Business Day preceding such redemption date, as set forth in the daily statistical release (or any successor release) published by the Federal Reserve Bank of New York and designated "Composite 3:30 p.m. Quotations for U. S. Government Securities" or (ii) if such release (or any successor release) is not published or does not contain such prices on such third Business Day, the Reference Treasury Dealer Quotation for such redemption date.

                "Independent Investment Banker" means one of the Reference Treasury Dealers appointed by the Company and reasonably acceptable to the Trustee.

                "Reference Treasury Dealer" means a primary U.S. government securities dealer selected by the Company and reasonably acceptable to the Trustee.

                "Reference Treasury Dealer Quotation" means, with respect to the Reference Treasury Dealer and any redemption date, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by such Reference Treasury Dealer at or before 5:00 p.m., New York City time, on the third Business Day preceding such redemption date.

           SECTION 2.05.  Limitation on Secured Debt

           So long as any of the Series I Notes are outstanding, the Company will not create or suffer to be created or to exist any additional mortgage, pledge, security interest, or other lien (collectively "Liens") on any utility properties or tangible assets now owned or hereafter acquired to secure any indebtedness for borrowed money ("Secured Debt"), without providing that such Series I Notes will be similarly secured. Further, this restriction on Secured Debt does not apply to the Company's existing first mortgage bonds that have previously been issued under its mortgage indenture or any indenture supplemental thereto; provided that this restriction will apply to future issuances thereunder (other than issuances of refunding first mortgage bonds). In addition, this restriction does not prevent the creation or existence of:

(i) Liens on property existing at the time of acquisition or construction of such property (or created within one year after completion of such acquisition or construction), whether by purchase, merger, construction or otherwise, or to secure the payment of all or any part of the purchase price or construction cost thereof, including the extension of any Liens to repairs, renewals, replacements, substitutions, betterments, additions, extensions and improvements then or thereafter made on the property subject thereto;

(ii)  Financing of the Company's accounts receivable for electric service;

(iii) Any extensions, renewals or replacements (or successive extensions, renewals or replacements), in whole or in part, of Liens permitted by the foregoing clauses; and

(iv) The pledge of any bonds or other securities at any time issued under any of the Secured Debt permitted by the above clauses.

           In addition to the permitted issuances above, Secured Debt not otherwise so permitted may be issued in an amount that does not exceed 15% of Net Tangible Assets as defined below.

           "Net Tangible Assets" means the total of all assets (including revaluations thereof as a result of commercial appraisals, price level restatement or otherwise) appearing on the Company's balance sheet, net of applicable reserves and deductions, but excluding goodwill, trade names, trademarks, patents, unamortized debt discount and all other like intangible assets (which term shall not be construed to include such revaluations), less the aggregate of the Company's current liabilities appearing on such balance sheet.

           This restriction also will not apply to or prevent the creation or existence of leases (operating or capital) made, or existing on property acquired, in the ordinary course of business.

           SECTION 2.06.  Global Securities and Certificated
Securities

           The Series I Notes shall be issued in the form of a Global Note in definitive, fully registered form. The Depositary for the Global Note shall be the Depository Trust Company. The procedures with respect to transfer and exchange of Global Notes shall be as set forth in the form of Note attached hereto.

           SECTION 2.07.  Form of Securities

           The Global Note shall be substantially in the form attached as Exhibit A thereto.

           SECTION 2.08.  Exchange of Senior Notes upon Legal
Separation

           If Legal Separation occurs, Ohio Wires will be obligated to file the Ohio Wires Registration Statement and to effect the Ohio Wires Exchange Offer, offering each holder of the Series I Notes the election to (i) retain its Series I Notes or (ii) exchange its Series I Notes for Ohio Wires Notes.

           If a holder of a Series I Note fails to elect to retain such note, unless otherwise required by law, such Holder will be deemed to have exercised his option to exchange such note for an Ohio Wires Note.

           In the case of an Ohio Wires Exchange Offer as set forth above, Ohio Wires will be subject, notwithstanding any other provision hereof, with respect to timing, to the requirement that it consummate the Ohio Wires Exchange Offer within 150 days from the date of Legal Separation. If Ohio Wires fails to consummate the Ohio Wires Exchange Offer within such 150 days, special interest premium will accrue on the Senior Notes at the rate of 0.50% per annum until the Ohio Wires Exchange Offer is consummated.

           The transfer of all or substantially all of the Company's Transmission and Distribution Business shall not constitute a Default or an Event of Default with respect to the Series I Notes nor, for purposes of the Series I Notes, shall it be deemed a sale or transfer of all or substantially all of the Company's assets for purposes of the Indenture. Additionally, such transfer shall not alter the terms of the Series I Notes, and the Series I Notes shall continue to be governed by the Indenture.

           SECTION 2.09.  Consolidation, Merger or Sale

           Subject to Sections 2.08 and 3.04, the Company, or the successor to the Series I Notes, as the case may be, may merge or consolidate with any corporation or sell substantially all of its assets as an entirety as long as the successor or purchaser expressly assumes the payment of principal, and premium, if any, and interest on the Series I Notes or the Ohio Wires Notes, as the case may be.

                                   ARTICLE III
                            Miscellaneous Provisions

           SECTION 3.01.  Recitals by Company

           The recitals in this Second Supplemental Indenture are made by the Company only and not by the Trustee, and all of the provisions contained in the Original Indenture in respect of the rights, privileges, immunities, powers and duties of the Trustee shall be applicable in respect of Series I Notes and of this Second Supplemental Indenture as fully and with like effect as if set forth herein in full.

           SECTION 3.02.  Ratification and Incorporation of Original Indenture

           As supplemented hereby, the Original Indenture is in all respects ratified and confirmed, and the Original Indenture and this Second Supplemental Indenture shall be read, taken and construed as one and the same instrument.

           SECTION 3.03.  Executed in Counterparts

           This Second Supplemental Indenture may be simultaneously executed in several counterparts, each of which shall be deemed to be an original, and such counterparts shall together constitute but one and the same instrument.

           SECTION 3.04.  Applicability of Section 4.05 and
Article Ten of Original Indenture

(a) As long as the Series I Notes are outstanding, Section 4.05 and Article Ten of the Original Indenture shall be applicable thereto; provided, however, that the transfer of all or substantially all of the Company's Transmission and Distribution Business (whether or not the Transmission and Distribution Business constitutes "substantially all" of the Company's total assets) to Ohio Wires shall not be subject to Section 4.05 and Article Ten of the Original Indenture. Furthermore, any transfer of any portion of the Company's assets will not be subject to Section 4.05 or Article Ten of the Original Indenture if the Company retains all or substantially all of its Transmission and Distribution Business.

(b) To the extent the Transmission and Distribution Business is transferred to Ohio Wires, holders of Series I Notes shall be given the option to either (i) retain their Series I Notes or (ii) exchange their Series I Notes for Ohio Wires Notes pursuant to the Ohio Wires Exchange Offer. If any holder fails to elect to retain its Series I Notes, unless otherwise required by law, such holder will be deemed to have exercised its option to exchange its Senior Notes for Ohio Wires Notes.

      IN WITNESS WHEREOF, each party hereto has caused this instrument to be signed in its name and behalf by its duly authorized signatories, all as of the day and year first above written.
                               OHIO POWER COMPANY

                               By__/s/ A. A. Pena____
                                 Vice President
Attest:

By_/s/ Thomas G. Berkemeyer_
    Assistant Secretary
                               DEUTSCHE BANK TRUST COMPANY
                               AMERICAS,
                               as Trustee

                               By__/s/ Wanda Camacho__
                                    Vice President
Attest:

By_/s/ Annie Jaghatspanyan_
    Authorized Signer



                                                                       Exhibit A

      Unless this certificate is presented by an authorized representative of The Depository Trust Company (55 Water Street, New York, New York) to the issuer or its agent for registration of transfer, exchange or payment, and any certificate to be issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of The Depository Trust Company and any payment is made to Cede & Co., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein. Except as otherwise provided in Section 2.11 of the Indenture, this Security may be transferred, in whole but not in part, only to another nominee of the Depository or to a successor Depository or to a nominee of such successor Depository.

No. R1

                               OHIO POWER COMPANY
                     6.375% Senior Notes, Series I, due 2033


CUSIP:  677415 CJ 8                       Original Issue Date: July 11, 2003

Stated Maturity:  July 15, 2033                          Interest Rate: 6.375%

Principal Amount:  $225,000,000

Redeemable:     Yes  [ ]       No  [ ]
In Whole:       Yes  [ ]       No  [ ]
In Part:        Yes  [ ]       No  [ ]

      OHIO POWER COMPANY, a corporation duly organized and existing under the laws of the State of Ohio (herein referred to as the "Company", which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to CEDE & CO. or registered assigns, the Principal Amount specified above on the Stated Maturity specified above, and to pay interest on said Principal Amount from the Original Issue Date specified above or from the most recent interest payment date (each such date, an "Interest Payment Date") to which interest has been paid or duly provided for, semi-annually in arrears on January 15 and July 15 in each year, commencing on January 15, 2004, at the Interest Rate per annum specified above, until the Principal Amount shall have been paid or duly provided for. Interest shall be computed on the basis of a 360-day year of twelve 30-day months.

      The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date, as provided in the Indenture, as hereinafter defined, shall be paid to the Person in whose name this Note (or one or more Predecessor Securities) shall have been registered at the close of business on the Regular Record Date with respect to such Interest Payment Date, which shall be the January 1 or July 1 (whether or not a Business Day), as the case may be, immediately preceding such Interest Payment Date, provided that interest payable on the Stated Maturity or any redemption date shall be paid to the Person to whom principal is paid. Any such interest not so punctually paid or duly provided for shall forthwith cease to be payable to the Holder on such Regular Record Date and shall be paid as provided in said Indenture.

      If any Interest Payment Date, any redemption date or Stated Maturity is not a Business Day, then payment of the amounts due on this Note on such date will be made on the next succeeding Business Day, and no interest shall accrue on such amounts for the period from and after such Interest Payment Date, redemption date or Stated Maturity, as the case may be, with the same force and effect as if made on such date. The principal of (and premium, if any) and the interest on this Note shall be payable at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, the City of New York, New York, in any coin or currency of the United States of America which at the time of payment is legal tender for payment of public and private debts; provided, however, that payment of interest (other than interest payable on the Stated Maturity or any redemption date) may be made at the option of the Company by check mailed to the registered holder at such address as shall appear in the Security Register.

      This Note is one of a duly authorized series of Notes of the Company (herein sometimes referred to as the "Notes"), specified in the Indenture, all issued or to be issued in one or more series under and pursuant to an Indenture dated as of September 1, 1997 duly executed and delivered between the Company and Deutsche Bank Trust Company Americas (formerly Bankers Trust Company), a corporation organized and existing under the laws of the State of New York, as Trustee (herein referred to as the "Trustee") (such Indenture, as originally executed and delivered and as thereafter supplemented and amended being hereinafter referred to as the "Indenture"), to which Indenture and all indentures supplemental thereto or Company Orders reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the holders of the Notes. By the terms of the Indenture, the Notes are issuable in series which may vary as to amount, date of maturity, rate of interest and in other respects as in the Indenture provided. This Note is one of the series of Notes designated on the face hereof.

      This Note may be redeemed by the Company at its option, in whole or in part at any time, upon not less than thirty but not more than sixty days' prior notice given by mail to the registered owners of the Notes (i) prior to July 15, 2013 at a redemption price equal to the greater of (1) 100% of the principal amount of the Notes being redeemed and (2) the sum of the present values of the remaining scheduled payments of principal and interest on the Notes being redeemed to July 15, 2013 (for purposes of this calculation, the remaining scheduled payment of principal is deemed payable on July 15, 2013 (the Series I Initial Redemption Date) and the remaining scheduled payments of interest are those interest payments payable on or before the Series I Initial Redemption
Date) (excluding the portion of any such interest accrued to the date of redemption) discounted (for purposes of determining present value) to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined below) plus 25 basis points and (ii) at any time on or after the Series I Initial Redemption Date, prior to maturity, at a redemption price of 100% of the principal amount of the Notes being redeemed, plus, in each case, accrued interest thereon to the date of redemption.

"Treasury Rate" means, with respect to any redemption date, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.

"Comparable Treasury Issue" means the United States Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term of the Notes to the Series I Initial Redemption Date, as applicable, that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the Notes.

"Comparable Treasury Price" means, with respect to any redemption date, (1) the average of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) on the third Business Day preceding such redemption date, as set forth in the daily statistical release (or any successor release) published by the Federal Reserve Bank of New York and designated "Composite 3:30 p.m. Quotations for U.S. Government Securities" or
(2) if such release (or any successor release) is not published or does not contain such prices on such third Business Day, the Reference Treasury Dealer Quotation for such redemption date.

"Independent Investment Banker" means one of the Reference Treasury Dealers appointed by the Company and reasonably acceptable to the Trustee.

"Reference Treasury Dealer" means a primary U. S. government securities dealer in New York City selected by the Company and reasonably acceptable to the Trustee.

"Reference Treasury Dealer Quotation" means, with respect to the Reference Treasury Dealer and any redemption date, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by such Reference Treasury Dealer at or before 5:00 p.m., New York City time, on the third Business Day preceding such redemption date.

      The Company shall not be required to (i) issue, exchange or register the transfer of any Notes during a period beginning at the opening of business 15 days before the day of the mailing of a notice of redemption of less than all the outstanding Notes of the same series and ending at the close of business on the day of such mailing, nor (ii) register the transfer of or exchange of any Notes of any series or portions thereof called for redemption. This Global Note is exchangeable for Notes in definitive registered form only under certain limited circumstances set forth in the Indenture.

      In the event of redemption of this Note in part only, a new Note or Notes of this series, of like tenor, for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the surrender of this Note.

      In case an Event of Default, as defined in the Indenture, shall have occurred and be continuing, the principal of all of the Notes may be declared, and upon such declaration shall become, due and payable, in the manner, with the effect and subject to the conditions provided in the Indenture.

      The Indenture contains provisions for defeasance at any time of the entire indebtedness of this Note upon compliance by the Company with certain conditions set forth therein.

      The Indenture contains provisions permitting the Company and the Trustee, with the consent of the Holders of not less than a majority in aggregate principal amount of the Notes of each series affected at the time outstanding, as defined in the Indenture, to execute supplemental indentures for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of any supplemental indenture or of modifying in any manner the rights of the Holders of the Notes; provided, however, that no such supplemental indenture shall (i) extend the fixed maturity of any Notes of any series, or reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest thereon, or reduce any premium payable upon the redemption thereof, or reduce the amount of the principal of a Discount Security that would be due and payable upon a declaration of acceleration of the maturity thereof pursuant to the Indenture, without the consent of the holder of each Note then outstanding and affected; (ii) reduce the aforesaid percentage of Notes, the holders of which are required to consent to any such supplemental indenture, or reduce the percentage of Notes, the holders of which are required to waive any default and its consequences, without the consent of the holder of each Note then outstanding and affected thereby; or (iii) modify any provision of Section 6.01(c) of the Indenture (except to increase the percentage of principal amount of securities required to rescind and annul any declaration of amounts due and payable under the Notes), without the consent of the holder of each Note then outstanding and affected thereby. The Indenture also contains provisions permitting the Holders of a majority in aggregate principal amount of the Notes of all series at the time outstanding affected thereby, on behalf of the Holders of the Notes of such series, to waive any past default in the performance of any of the covenants contained in the Indenture, or established pursuant to the Indenture with respect to such series, and its consequences, except a default in the payment of the principal of or premium, if any, or interest on any of the Notes of such series. Any such consent or waiver by the registered Holder of this Note (unless revoked as provided in the Indenture) shall be conclusive and binding upon such Holder and upon all future Holders and owners of this Note and of any Note issued in exchange herefor or in place hereof (whether by registration of transfer or otherwise), irrespective of whether or not any notation of such consent or waiver is made upon this Note.

      No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and premium, if any, and interest on this Note at the time and place and at the rate and in the money herein prescribed.

      As provided in the Indenture and subject to certain limitations therein set forth, this Note is transferable by the registered holder hereof on the Note Register of the Company, upon surrender of this Note for registration of transfer at the office or agency of the Company as may be designated by the Company accompanied by a written instrument or instruments of transfer in form satisfactory to the Company or the Trustee duly executed by the registered Holder hereof or his or her attorney duly authorized in writing, and thereupon one or more new Notes of authorized denominations and for the same aggregate principal amount and series will be issued to the designated transferee or transferees. No service charge will be made for any such transfer, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in relation thereto.

      Prior to due presentment for registration of transfer of this Note, the Company, the Trustee, any paying agent and any Note Registrar may deem and treat the registered Holder hereof as the absolute owner hereof (whether or not this Note shall be overdue and notwithstanding any notice of ownership or writing hereon made by anyone other than the Note Registrar) for the purpose of receiving payment of or on account of the principal hereof and premium, if any, and interest due hereon and for all other purposes, and neither the Company nor the Trustee nor any paying agent nor any Note Registrar shall be affected by any notice to the contrary.

      No recourse shall be had for the payment of the principal of or the interest on this Note, or for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Indenture, against any incorporator, stockholder, officer or director, past, present or future, as such, of the Company or of any predecessor or successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issuance hereof, expressly waived and released.

      The Notes of this series are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations, Notes of this series are exchangeable for a like aggregate principal amount of Notes of this series of a different authorized denomination, as requested by the Holder surrendering the same.

      All terms used in this Note which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

      This Note shall not be entitled to any benefit under the Indenture hereinafter referred to, be valid or become obligatory for any purpose until the Certificate of Authentication hereon shall have been signed by or on behalf of the Trustee.

      [The remainder of this page intentionally left blank.]

      IN WITNESS WHEREOF, the Company has caused this Instrument to be executed.

                               OHIO POWER COMPANY


                               By:___________________________
                                        Vice President
Attest:


By:___________________________
      Assistant Secretary



                          CERTIFICATE OF AUTHENTICATION

      This is one of the Notes of the series of Notes designated in accordance with, and referred to in, the within-mentioned Indenture.

Dated  July 11, 2003

DEUTSCHE BANK TRUST COMPANY AMERICAS


By:___________________________
   Authorized Signatory

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto


(PLEASE INSERT SOCIAL SECURITY OR OTHER
   IDENTIFYING NUMBER OF ASSIGNEE)

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(PLEASE PRINT OR TYPE NAME AND ADDRESS, INCLUDING ZIP CODE, OF
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ASSIGNEE) the within Note and all rights thereunder, hereby
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irrevocably constituting and appointing such person attorney to
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transfer such Note on the books of the Issuer, with full
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power of substitution in the premises.


Dated:________________________      _________________________


NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within Note in every particular, without alteration or enlargement or any change whatever and NOTICE: Signature(s) must be guaranteed by a financial institution that is a member of the Securities Transfer Agents Medallion Program ("STAMP"), the Stock Exchange Medallion Program ("SEMP") or the New York Stock Exchange, Inc. Medallion Signature Program ("MSP").